EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162108, 333-38236, 333-38250, 333-47326, 333-87092 and 333-97787), Form S-3 (No. 333-152944) and Form S-3 filed as post-effective amendment No. 2 to Registration Statement on Form S-4 (No. 333-103434) of Krispy Kreme Doughnuts, Inc. of our report dated March 31, 2011 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 31, 2011